Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in the Form S-8 Registration Statement of Sidus Space, Inc. (the “Company”) of our report dated November 22, 2021 relating to our audit of the balance sheets as of December 31, 2020 and 2019, and statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

March 2, 2022